EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 033-51447, 033-62283, 333-02137, 333-62661, 333-69082, 333-103760 and 333-132259 on Form S-3; Registration Statements No. 333-00843, 333-24869, 333-47583, 333-75235, 333-37390, 333-48434, 333-103750 and 333-105988 on Form S-4; and Registration Statements No. 033-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293 and 333-129011 on Form S-8 of our reports dated February 26, 2007 relating to the consolidated financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph relating to International Paper Company’s adoption of new accounting standards) and financial statement schedule of International Paper Company, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2006.

Memphis, Tennessee

February 26, 2007